SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): March 17, 2010.

ALL Fuels & Energy Company

(Exact name of registrant as specified in its charter)
Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

ALL Fuels & Energy Company

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2010, one of our directors, Scott D. Zabler, resigned. In his letter of resignation, Mr. Zabler did not address any matter concerning the circumstances relating to his resignation.

Also on March 17, 2010, following the resignation of Mr. Zabler from our board of directors, our remaining directors appointed Brad Knaack, upon their determining that Mr. Knaack would serve as a director, to fill Mr. Zabler’s seat on our board of directors. There are no existing committees of our board of directors to which Mr Knaack could have been appointed. Mr. Knaack is to serve until the next annual meeting of shareholders. A summary Mr. Knaack’s background follows:

Brad Knaack, 36, has, from 1990 to the present, been the proprietor of a Correctionville, IA-based agronomy business specializing in seed sales to farmers. Also, from 2001 to the present, Mr. Knaack has served as Aviation Manager for Prince Manufacturing Corporation, a North Sioux City, SD-based manufacturer of custom hydraulic cylinders and components. Mr. Knaack earned a B.A. degree in Industrial Technology from the University of Northern Iowa, Cedar Falls, IA.

Item 9.01 Financial Statements and Exhibits.

              (d)         Exhibits.
Exhibit No.	Description
10.1	Indemnity Agreement between ALL Fuels & Energy Company and Brad Knaack

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

              Dated: March 22, 2010.                                  ALL FUELS & ENERGY COMPANY

                                                                                      By: /s/ DEAN E. SUKOWATEY

                                                                                                    Dean E. Sukowatey

                                                                                                    President